     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1994

                                  Registration Statement File No. 33-
===============================================================================


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                MONSANTO COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                         43-0420020
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

 800 North Lindbergh Boulevard
 St. Louis, Missouri                                            63167
(Address of Principal Executive Offices)                      (Zip Code)

                   MONSANTO MANAGEMENT INCENTIVE PLAN OF 1994
                            (Full title of the plan)

                             KARL R. BARNICKOL, ESQ.
                            ASSOCIATE GENERAL COUNSEL
                                MONSANTO COMPANY
                          800 NORTH LINDBERGH BOULEVARD
                            ST. LOUIS, MISSOURI 63167
                     (Name and address of agent for service)
                                 (314) 694-1000
          (Telephone number, including area code, of agent for service)


                                                  CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------------

   Title of securities              Amount to be             Proposed             Proposed maximum             Amount of
    to be registered                 registered          maximum offering         aggregate offering        registration fee
                                                         price per share                price

    Common Stock
   ($2 par value)                    5,820,000*             $80.4375**              $468,146,250**             $161,430.00

- ---------------------------------------------------------------------------------------------------------------------------------

* Article I, Section 4 of the Monsanto Management Incentive Plan of 1994 (the "1994 Plan") provides that in the event of a stock dividend, stock split, recapitalization, etc., the total number of shares which may be optioned or awarded, the number of shares covered by each outstanding option, commitment or undelivered award, and the price per share of outstanding options shall be equitably adjusted. Accordingly, this registration statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which, by reason of any such event, may become subject to the 1994 Plan.

** Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low prices of the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for April 26, 1994.


                                Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) through (c) below of Monsanto Company (hereinafter referred to as the "Company" or "registrant"), and all such other documents or portions of documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     (a) The Company's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 which contains, either directly or by incorporation by reference, audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above.

     (c) The description of Monsanto Company common stock, $2.00 par value, and the description of associated Preferred Stock Purchase rights contained in registration state-ments filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the Common Stock to be issued pursuant to the 1994 Plan will be passed upon for the Company by Richard W. Duesenberg, Senior Vice President, General Counsel and Secretary of the Company. Mr. Duesenberg beneficially owns 42,658 shares and holds options to purchase an additional 262,831 shares of the Company's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against any liabilities which they may incur in their capacity as such.

Section 57 of the Company's By-Laws provides for indemnification of directors, officers, employees and agents of the Company.

In addition, the Company has entered into indemnification agree-ments with its directors and officers and maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

See Exhibit Index at page 7.

ITEM 9.   UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registra-tion statement:

          (i) To include any prospectus required by Sec-tion 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             *  *  *

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this 25th day of April, 1994.

                              MONSANTO COMPANY
                              (Registrant)


                              By      RICHARD W. DUESENBERG
                                -------------------------------------
                                  (Richard W. Duesenberg, Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                         Title                               Date
          ---------                         -----                               ----

               *
- ---------------------------------   Chairman and Director                  April 25, 1994
     (Richard J. Mahoney)           (Principal Executive Officer)


               *
- ---------------------------------   President and Director                 April 25, 1994
     (Robert B. Shapiro)


               *
- ---------------------------------   Senior Vice President                  April 25, 1994
     (Robert B. Hoffman)            (Principal Financial Officer)


               *
- ---------------------------------   Controller                             April 25, 1994
     (Bruce R. Sents)               (Principal Accounting
                                    Officer)


               *
- ---------------------------------   Director                               April 25, 1994
     (Joan T. Bok)


               *
- ---------------------------------   Director                               April 25, 1994
     (Robert M. Heyssel)


               *
- ---------------------------------   Director                               April 25, 1994
     (Gwendolyn S. King)


                                    5

               *
- ---------------------------------   Director                               April 25, 1994
     (Philip Leder)


               *
- ---------------------------------   Director                               April 25, 1994
     (Howard M. Love)


               *
- ---------------------------------   Director                               April 25, 1994
     (Frank A. Metz, Jr.)


               *
- ---------------------------------   Director                               April 25, 1994
     (Buck Mickel)


               *
- ---------------------------------   Director                               April 25, 1994
     (Jacobus F. M. Peters)


               *
- ---------------------------------   Director                               April 25, 1994
     (Nicholas L. Reding)



- ---------------------------------   Director                               April   , 1994
     (John S. Reed)


               *
- ---------------------------------   Director                               April 25, 1994
     (William D. Ruckelshaus)


               *
- ---------------------------------   Director                               April 25, 1994
     (John B. Slaughter)


* Richard W. Duesenberg, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed with the Securities and Exchange Commission.



                                                 RICHARD W. DUESENBERG
                                             ----------------------------------
                                                   Attorney-in-Fact


                              EXHIBIT INDEX
                              -------------

These Exhibits are numbered in accordance with the Exhibit Table of Item
601 of Regulation S-K.

     EXHIBIT NO.                   DESCRIPTION
     -----------                   -----------
        (4)(i)           Form of Rights Agreement, dated as of January
                         26, 1990 between the Company and The First
                         National Bank of Boston (incorporated herein by
                         reference to Form 8-A filed on January 31, 1990)

        (5)              Opinion re legality

        (15)             Omitted - Inapplicable

        (23)             1.  Consent of Deloitte & Touche - See page 4
                         2.  Consent of Company Counsel - See Exhibit 5

        (24)             1.   Powers of Attorney (incorporated herein by
                              reference to Exhibit 24.1 to the Company's
                              Form 10-K for the year ended December 31, 1993)

                         2.   Power of Attorney submitted by Robert B. Hoffman

        (27)             Not required

        (28)             Omitted - Inapplicable

        (99)             Omitted - Inapplicable


                                    7
